Exhibit 99.1

N E W S R E L E A S E
FOR IMMEDIATE RELEASE
JANUARY 9, 2019

CHESAPEAKE ENERGY CORPORATION REPORTS SELECTED PRELIMINARY 2018 FOURTH QUARTER RESULTS AND OPERATIONAL UPDATE

OKLAHOMA CITY, January 9, 2019 - Chesapeake Energy Corporation (NYSE:CHK) today reported selected financial and operational results for the 2018 fourth quarter. Highlights include:

•	Estimated average 2018 fourth quarter production range of approximately 462,000 to 464,000 barrels of oil equivalent (boe) per day

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Estimated average 2018 fourth quarter oil production range of approximately 86,000 to 87,000 barrels (bbls) of oil per day; divested Utica oil volumes have been completely replaced by oil volume growth in the Powder River Basin and Eagle Ford Shale in the two months following the sale

•	Achieved year-end 2018 Powder River Basin net production exit rate of approximately 38,500 boe per day (approximately 47 percent oil)

•	Estimated 2018 fourth quarter capital expenditures of approximately $545 million, including $50 million of capitalized interest and Utica investments

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Utica Shale divestment and debt refinancing eliminated approximately $2.6 billion in secured leverage, positioning the company with ample liquidity and no significant near-term debt maturities; debt balance as of December 31, 2018 of approximately $8.2 billion including $419 million drawn on revolving credit facility

Doug Lawler, Chesapeake’s President and Chief Executive Officer, commented, “Chesapeake continues to advance our strategic priorities of improving margins, reducing debt and achieving sustainable cash flow neutrality. In 2018, asset divestitures generated more than $2 billion in net proceeds which facilitated the retirement of our term loan and senior secured second lien debt. Total debt was reduced by approximately $1.8 billion from year-end 2017. Importantly, the divested daily oil volumes associated with the Utica sale, which represented 10% of our third quarter oil production, were replaced in the last two months of the year through our legacy South Texas and emerging Powder River Basin oil engines.

“Looking forward to 2019, we are confident in our ability to drive further competitive performance through the quality of our investments and our capital and operating discipline. We have secured a strong hedge position for gas and oil which provides stability and certainty in our cash generating capability. We plan to reduce our 2019 capital expenditures by lowering our rig count by approximately 20 percent, expecting to average 14 rigs versus our current rig count of 18. Further, we expect our capital efficiency to improve in 2019 as total net capital per rig line is projected to decrease by 15 to 20 percent compared to 2018. The improvement in our capital efficiency, along with our focus on our high-margin oil investments, should result in higher operating cash flow and stronger margins in 2019 compared to 2018.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

“We look forward to consummating the merger with WildHorse Resources and further strengthening our portfolio and competitiveness with another strong oil growth asset. We plan to provide detailed capital guidance for the combined company later in the 2019 first quarter, but at present we anticipate operating four rigs on the WildHorse acreage in 2019. We look forward to further building on our track record of performance in 2019 and are excited to continue demonstrating our leadership and differential competitiveness.”

Operations Update

In the Powder River Basin (PRB), Chesapeake achieved a net production exit rate of approximately 38,500 boe per day (approximately 47 percent oil and 60 percent total liquids) in December. Volumes are expected to accelerate during 2019, resulting in annual net production from the basin to more than double compared to 2018. Chesapeake is operating five rigs in the PRB, all of which are currently drilling the Turner formation.

The Eagle Ford Shale in Texas continues to deliver the highest margins in the company, primarily driven by premium Gulf Coast crude oil pricing. Despite the lingering effects of regional flooding in the area, the combination of strong well performance, greater volumes transported via pipeline compared to trucking and new field technologies resulted in Eagle Ford net production averaging approximately 105,000 boe per day (approximately 58 percent oil) for the 2018 fourth quarter, which is better than previously expected. During the 2018 fourth quarter, the company continued its Austin Chalk and Upper Eagle Ford appraisal programs and anticipates updating these results at the end of the 2019 first quarter. The company is currently utilizing four rigs in the Eagle Ford.

In the Marcellus Shale in Pennsylvania, Chesapeake continues to create significant free cash flow due to higher realized in-basin gas prices. Two new Lower Marcellus records were set in northern Sullivan County during the 2018 fourth quarter, demonstrating that appropriate development spacing along with longer laterals and better steering within the target zone can deliver exceptional value. The JOEGUSWA 4HC well had a lateral length of 13,803 feet and set a 24-hour initial production record of 62.6 million cubic feet of gas (mmcf) per day with a 2,600 psi flowing pressure. This well performance surpassed the current 24-hour initial production record from the McGavin well of approximately 61.8 mmcf per day. The JOEGUSWA 5HC well with a lateral length of 9,808 feet set a 24-hour initial production record of 73.4 mmcf per day at a 3,000 psi flowing pressure. While both wells had fracture stimulations using approximately 1,600 pounds of sand per foot of lateral, both wells were also bounded by previously drilled wells that were approximately 1,300 feet away, pointing to the advantage and opportunity that Chesapeake’s acreage position provides in its ability to properly space future drilling locations.

Balance Sheet and Hedge Position Update

As of December 31, 2018, Chesapeake’s principal amount of debt outstanding was approximately $8.167 billion, compared to $9.981 billion as of December 31, 2017. Additionally, the company has approximately $2.5 billion of available liquidity under its senior secured revolving credit facility.

During the 2018 fourth quarter, the company was very active in hedging 2019 oil and gas volumes and at December 31, 2018, Chesapeake had downside protection on approximately 590 billion cubic feet (bcf) of its forecasted 2019 gas production at $2.85 per thousand cubic feet (mcf). Additionally, the company has downside protection on approximately 16 million barrels (mmbbls) of its forecasted 2019 oil production at $58.61 per barrel and oil basis protection on approximately 7 mmbbls of its forecasted 2019 Eagle Ford oil production at a premium to WTI of more than $6.00 per barrel.

Headquartered in Oklahoma City, Chesapeake Energy Corporation's (NYSE: CHK) operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States. The company also owns an oil and natural gas marketing business.

Forward-Looking Statements

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed business combination transaction (the “Transaction”) between WildHorse Resource Development Corporation (“WildHorse”) and Chesapeake Energy Corporation (“Chesapeake”), WildHorse’s and Chesapeake’s plans, objectives, expectations and intentions, the expected timing of completion of the Transaction, capital expenditures, future operating results and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. They include statements that give our current expectations, management's outlook guidance or forecasts of future events, production and well connection forecasts, estimates of operating costs, anticipated capital and operational efficiencies, planned development drilling and expected drilling cost reductions, anticipated timing of wells to be placed into production, general and administrative expenses, capital expenditures, the timing of anticipated asset sales and proceeds to be received therefrom, the expected use of proceeds of anticipated asset sales, projected cash flow and liquidity, our ability to enhance our cash flow and financial flexibility, plans and objectives for future operations, the ability of our employees, portfolio strength and operational leadership to create long-term value, and the assumptions on which such statements are based. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that regulatory approvals required for the Transaction are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transaction; uncertainties as to the timing of the Transaction; competitive responses to the Transaction; the possibility that the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the ability of Chesapeake to complete the acquisition and integration of WildHorse successfully; litigation relating to the Transaction; and other factors that may affect future results of WildHorse and Chesapeake.

Additional factors that could cause results to differ materially from those described above can be found in WildHorse’s Annual Report on Form 10-K for the year ended December 31, 2017 and in its subsequent Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available in the “Investor Relations” section of WildHorse’s website, http://www.wildhorserd.com/, under the subsection “SEC Filings” and in other documents WildHorse files with the SEC, and in Chesapeake’s Annual Report on Form 10-K for the year ended December 31, 2017 and in its subsequent Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available in the “Investors” section of Chesapeake’s website, https://www.chk.com/, under the heading “SEC Filings” and in other documents Chesapeake files with the SEC.

These risk factors include the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our inability to access the capital markets on favorable terms; the availability of cash flows from operations and other funds to finance reserve replacement costs or satisfy our debt obligations; downgrade in our credit rating requiring us to post more collateral under certain commercial arrangements; write-downs of our oil and natural gas asset carrying values due to low commodity prices; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; commodity derivative activities resulting in lower prices realized on oil, natural gas and NGL sales; the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations; adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims; charges incurred in response to market conditions and in connection with our ongoing actions to reduce financial leverage and complexity; drilling and operating risks and resulting liabilities; effects of environmental protection laws and regulation on our business; legislative and regulatory initiatives further regulating hydraulic fracturing; our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used; impacts of potential legislative and regulatory actions addressing climate change; federal and state tax proposals affecting our industry; potential OTC derivatives regulation limiting our ability to hedge against commodity price fluctuations; competition in the oil and gas exploration and production industry; a deterioration in general economic, business or industry conditions; negative public perceptions of our industry; limited control over properties we do not operate; pipeline and gathering system capacity constraints and transportation interruptions; terrorist activities and cyber-attacks adversely impacting our operations; an interruption in operations at our headquarters due to a catastrophic event; certain anti-takeover provisions that affect shareholder rights; and our inability to increase or maintain our liquidity through debt repurchases, capital exchanges, asset sales, joint ventures, farmouts or other means.

In addition, disclosures concerning the estimated contribution of derivative contracts to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Our production forecasts are also dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Expected asset sales and the Transaction may not be completed in the time frame anticipated or at all.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither WildHorse nor Chesapeake assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Important Additional Information

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

In connection with the Transaction, Chesapeake has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Chesapeake and WildHorse and a prospectus of Chesapeake, as well as other relevant documents concerning the Transaction. The registration statement was declared effective by the SEC on December 21, 2018 and WildHorse and Chesapeake commenced mailing the definitive joint proxy statement/prospectus to WildHorse’s stockholders and Chesapeake’s shareholders, respectively, for their consideration on or about December 26, 2018. STOCKHOLDERS OF WILDHORSE AND SHAREHOLDERS OF CHESAPEAKE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about WildHorse and Chesapeake, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC can also be obtained, without charge, by directing a request to Investor Relations, WildHorse, P.O. Box 79588, Houston, Texas 77279, Tel. No. (713) 255-9327 or to Investor Relations, Chesapeake, 6100 North Western Avenue, Oklahoma City, Oklahoma, 73118, Tel. No. (405) 848-8000.

Participants in the Solicitation

WildHorse, Chesapeake and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding WildHorse’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 2, 2018, and certain of its Current Reports on Form 8-K. Information regarding Chesapeake’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 6, 2018, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.